UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2002
(Date of Report)

ALASKA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant’s telephone number)

ITEM 9. Regulation FD Disclosure
Signature

ITEM 9.
Regulation FD Disclosure
FORWARD-LOOKING INFORMATION
This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the Company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the Company. Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of these factors, please see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Company expressly disclaims any duty to update these projections, and makes no representation as to their continued accuracy in the event it does not provide such updates.

Fourth Quarter 2002 Estimates

	Forecast	Change
	Q4	Yr/Yr

Alaska Airlines
Capacity (ASMs in millions)	4,737	14.9%
Fuel gallons (000,000)	79.6	14.3%
Cost per ASM excluding fuel (cents)	8.8	(9.0)%

For November 2002, Alaska experienced a 6.8% increase in traffic on a 11.6% increase in capacity. However, revenue per available seat mile (RASM) decreased 7.4% for November 2002 as compared to November 2001. This decrease in RASM is due principally to a 3.5% decrease in yield and a 3.0pt. decrease in load factor.

Compared to November 2000, traffic in 2002 decreased 1.8%, capacity increased 7% , and RASM decreased 13%.

Horizon Air
Capacity (ASMs in millions)	627	32.2%
Fuel gallons (000,000)	13.9	15.8%
Cost per ASM excluding fuel (cents)	15.5	(24.4)%

For November 2002, Horizon experienced a 24.5% increase in traffic on a 35.7% increase in capacity. However, revenue per available seat mile (RASM) decreased 14.3% for November 2002 as compared to November 2001. This decrease in RASM is due principally to a 5.5% decrease in yield and a 5.3pt. decrease in load factor.

Compared to November 2000, traffic in 2002 increased 2%, capacity increased 9%, and RASM decreased 20%.

Capacity and Traffic Estimates for 2002
Provided below are capacity (ASMs in millions) estimates for the full year of 2002.

Alaska Airlines capacity	19,339	7.9%
Horizon Air capacity	2,422	12.8%

Other Financial Information
Cash and Short-Term Investments
Cash and short-term investments amounted to approximately $654 million on November 30, 2002.

Fuel Cost per Gallon (including realized hedging gains)

	Cost per	% Change from
	Gallon	Prior Year

Alaska: November	83.1 cents	12.4%

Horizon: November	85.9 cents	10.1%

Current fuel hedge positions for Alaska and Horizon are as follows:

	Approximate % of	Approximate Crude
	Expected	Oil Price per
	Fuel Requirements	Barrel

October – December 2002	40%	$22

January – December 2003	35%	$22

Operating Fleet Plan
Provided below are estimated changes in the Alaska and Horizon fleets for 2002 - 2003.

		On Hand	Estimated Change During
	Seats	YE 2001	2002	2003
Alaska Airlines
B737-200C	111	9
B737-400	138	39	1
B737-700	120	16		6
B737-900	172	5	1	5
MD-80	140	32	(1)	(4)

Total		101	1	7

Horizon Air
Dash 8-100/200	37	29	(1)
Dash 8-400	70	12	3
F-28	69	10	(6)	(4)
CRJ 700	70	9	7	2

Total		60	3	(2)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.

Registrant

Date: December 16, 2002

/s/ Terri K. Maupin

Terri K. Maupin
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden

Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer